99.1                                             For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

               ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL-YEAR
                                FINANCIAL RESULTS


o        16th consecutive quarter of improved earnings results.
o        Net Income up 60.6% to $6.0 million for the fourth quarter.
o        Revenue increased 3.0% for the quarter.
o        Earnings Per Share rose $.20 to $.80 for the year, a 33.3% increase.
o        Cash and Marketable Securities increased 112.5% to $81.4 million

ATLANTA, GEORGIA, February 17, 2004: Rollins, Inc. (NYSE:ROL), a premier North American consumer services company, today reported unaudited financial results for its fourth quarter and year ended December 31, 2003.

The Company reported an increase in net income of 60.6% to $6.0 million or $0.13 per diluted share for the fourth quarter compared to $3.7 million or $0.08 per diluted share for the same period in 2002. Net income for the quarter included gains from the sale of assets of $1.0 million net of tax, or $0.02 per share, which was partially offset by a year-to-date adjustment in the effective state income tax rate of $0.3 million. Revenue for the quarter grew 3.0% to $158.5 million compared to $153.9 million for the quarter ended December 31, 2002.

Net income for the year climbed 36.2% to $36.9 million or $0.80 per diluted share compared to net income of $27.1 million or $0.60 per diluted share for 2002. Revenues increased to $677.0 million for the year compared to $665.4 million for the prior year.

Rollins' balance sheet showed marked improvement with total assets increasing to $352.8 million and stockholder's equity growth to $139.9 million. The Company ended the year with cash and marketable securities of $81.4 million, up 112.5% over last year.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, "We are very pleased with the progress the Company continued to make during our fourth quarter, which has traditionally been our slowest quarter. The overall improvement in revenue and net income results for the quarter and full year reflect the actions Orkin has taken to emphasize sales growth and productivity improvement. Our strong cash flow allowed us to make a voluntary cash contribution of $9.8 million to the pension fund in the fourth quarter bringing our total contribution to $14.8 million for the year, strengthening the funding of the plan."

Mr. Rollins continued, "Our new sales and marketing organization is having a positive impact for our Company. As an example, in the summer of 2003, we began testing our mosquito control program in the Northern U.S. and Canada. The West Nile virus continues to spread and consumers are increasingly concerned about its potential health risks. Orkin is working with various health and government officials to offer this service including the Canadian provincial authorities in the southwestern and northeastern regions of Ontario."

"Additionally, our Gold Medal Program was introduced this past year, which provides our high-end commercial customers with a comprehensive service program to meet their special needs. The food manufacturing and processing industry has very specific reporting and regulatory requirements that Orkin is uniquely capable of providing. We expect this comprehensive service offering will play an important role in our commercial growth in the future."

Mr. Rollins concluded, "Everyone at Rollins and Orkin is excited about the opportunities that we have to grow our businesses while improving profitability. We will continue to introduce sales and service initiatives to increase our revenue and improve productivity during 2004."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly owned subsidiary, Orkin, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

                                                                                             2003                  2002
At December 31                                                                         (Unaudited)           (Unaudited)
------------------------------------------------------------------------------------------------------------------------



ASSETS
             Cash and Short-Term Investments                                     $         59,540        $       38,315
             Marketable Securities                                                         21,866                     0
             Trade Receivables, Net                                                        48,471                48,671
             Materials and Supplies                                                         9,837                10,662
             Deferred Income Taxes                                                         21,799                20,035
             Other Current Assets                                                           7,414                 9,470
                                                                                 -----------------       ---------------

                 Current Assets                                                           168,927               127,153

             Equipment and Property, Net                                                   35,836                38,880
             Goodwill and Other Intangible Assets                                         102,831               107,899
             Deferred Income Taxes                                                         20,201                44,406
             Other Assets                                                                  24,964                     0
                                                                                   ---------------         -------------
                 Total Assets                                                    $        352,759        $      318,338
                                                                                 =================       ===============


------------------------------------------------------------------------------------------------------------------------

LIABILITIES

             Accounts Payable                                                    $         12,290        $       12,138
             Accrued Insurance                                                             13,050                11,740
             Accrued Payroll                                                               31,019                29,554
             Unearned Revenue                                                              46,007                43,049
             Other Current Liabilities                                                     39,443                34,312
                                                                                 -----------------       ---------------
                 Current Liabilities                                                      141,809               130,793

             Long-Term Accrued Liabilities                                                 71,018                96,855
                                                                                 -----------------       ---------------
                 Total Liabilities                                                        212,827               227,648
                                                                                 -----------------       ---------------



------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

             Common Stock                                                                  45,157                44,799
             Retained Earnings and Other Equity                                            94,775                45,891
                                                                                 -----------------       ---------------

                 Total Stockholders' Equity                                               139,932                90,690
                                                                                 -----------------       ---------------

                 Total Liabilities and Stockholders' Equity                      $        352,759        $      318,338
                                                                                 =================       ===============


                         ROLLINS, INC. AND SUBSIDIARIES
                        STATEMENTS OF CONSOLIDATED INCOME
           FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31

                      (In thousands except per share data)




                                                                        Fourth Quarter                      Twelve Months
                                                                 ---------------------------    ---------------------------
                                                                    2003           2002            2003           2002
                                                                 (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                                 ------------  -------------    ------------  -------------


    REVENUES                                                     $   158,524   $    153,871     $   677,013   $    665,425
                                                                 ------------  -------------    ------------  -------------

    COSTS AND EXPENSES

            Cost of Services Provided                                 86,687         86,091         362,422        361,318
            Depreciation and Amortization                              4,921          5,337          20,179         21,635
            Sales, General and Administrative                         58,599         56,380         236,514        238,180
            (Gain)/Loss on Sales of Assets                            (1,664)           125          (1,700)           762
            Interest (Income)/Expense                                   (152)           (71)           (432)          (196)
                                                                 ------------  -------------    ---------------------------

      TOTAL COSTS AND EXPENSES                                       148,391        147,862         616,983        621,699
                                                                 ------------  -------------    ------------  -------------

    INCOME BEFORE INCOME TAXES                                        10,133          6,009          60,030         43,726

    PROVISION FOR INCOME TAXES                                         4,151          2,284          23,112         16,616
                                                                 ------------  -------------    ------------  -------------

    NET INCOME                                                   $     5,982   $      3,725     $    36,918   $     27,110
                                                                 ============  =============    ============  =============


    EARNINGS PER SHARE - BASIC                                   $      0.13   $       0.08     $      0.82   $       0.60
                                                                 ============  =============    ============  =============

    EARNINGS PER SHARE - DILUTED                                 $      0.13   $       0.08     $      0.80   $       0.60
                                                                 ============  =============    ============  =============

    AVERAGE SHARES OUTSTANDING - BASIC                                45,130         44,782          45,069         45,021

    AVERAGE SHARES OUTSTANDING - DILUTED                              46,313         45,492          46,206         45,409


                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE TWELVE MONTHS ENDED DECEMBER 31
                                 (In thousands)
                                   (Unaudited)


                                                                                                2003              2002
                                                                                           ---------------    --------------

Operating Activities
   Net Income                                                                              $       36,918     $      27,110
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation and Amortization                                                                 20,179            21,635
     Other Operating Activities                                                                     4,922             4,949
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       62,019            53,694
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                            (10,597)          (10,367)
   Net Cash Used for Acquisition of Companies                                                      (1,543)           (1,788)
   Marketable Securities, Net                                                                     (21,866)                0
                                                                                           ---------------    --------------
   Net Cash Used In Investing Activities                                                          (34,006)          (12,155)
                                                                                           ---------------    --------------

Financing Activities
   Dividends Paid                                                                                  (9,010)           (6,004)
   Common Stock Purchased                                                                               0            (6,166)
   Other                                                                                            2,222               296
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                           (6,788)          (11,874)
                                                                                           ---------------    --------------

   Net Increase in Cash and Short-Term Investments                                                 21,225            29,665
   Cash and Short-Term Investments at Beginning of Year                                            38,315             8,650
                                                                                           ---------------    --------------
   Cash and Short-Term Investments at End of Period                                        $       59,540     $      38,315
                                                                                           ===============    ==============

   Net Increase in Cash and Marketable Securities                                                  43,091            29,665
   Cash and Marketable Securities at Beginning of Year                                             38,315             8,650
                                                                                           ---------------    --------------
   Cash and Marketable Securities at End of Period                                         $       81,406     $      38,315
                                                                                           ===============    ==============


                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                Management will hold a conference call to discuss
                           fourth quarter results on:

--------------------------------------------------------------------------------
                         Tuesday, February 17, 2004 at:
--------------------------------------------------------------------------------
                               10:00 a.m. Eastern
                                9:00 a.m. Central
                               8:00 a.m. Mountain
                                7:00 a.m. Pacific

                                 TO PARTICIPATE:
                       Please dial 800-218-0713 domestic;
                           303-262-2075 international
                      at least 5 minutes before start time.

                 REPLAY: through February 24, 2004 at 11:00 p.m.
             Please dial 800-405-2236/303-590-3000, Passcode: 567293
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?:
              Janet Cruz at FRB/Weber Shandwick at 212-445-8453 or
                        email to jcruz@webershandwick.com